Exhibit 99.1

SWS Group Stockholders Approve $100 Million Capital Raise with Hilltop Holdings and Oak Hill Capital Partners

DALLAS – May 18, 2011- SWS Group, Inc. (NYSE: SWS) announced that at the Company’s special meeting of stockholders held today, SWS Group’s stockholders voted to approve the proposed $100 million capital raise with Hilltop Holdings Inc. (NYSE: HTH) and Oak Hill Capital Partners.

“We are pleased that today’s vote overwhelmingly reaffirmed the unanimous recommendation of the Board of Directors and confirmed the Board’s view that this investment is in the best interest of stockholders and the future of SWS Group,” said James H. Ross, Chief Executive Officer of SWS Group. “On behalf of the Board of Directors and management team, I want to thank our stockholders, customers and dedicated employees for their support throughout this process. We look forward to completing this transaction as soon as possible and continuing to meet the needs of our customers for many years to come.”

As previously announced, Hilltop and Oak Hill Capital have each agreed to make a $50 million loan to SWS Group, and SWS Group agreed to issue each of Hilltop and Oak Hill Capital a warrant to purchase shares of common stock of SWS Group. Upon exercise of the warrants, Hilltop Holdings and Oak Hill Capital would each own approximately 17 percent of the Company.

The capital raise is conditioned on requisite regulatory approvals or consents and satisfaction of customary conditions. The transaction is expected to close as soon as practicable following receipt of regulatory approval.

Sandler O’Neill + Partners, L.P., is serving as financial advisor to SWS Group, and Andrews Kurth LLP is serving as its legal advisor.

About SWS Group

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer; SWS Financial

(more)

SWS Stockholders Approve Capital Raise / 2

Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients, and Southwest Securities, FSB, one of the largest banks headquartered in the Dallas-Fort Worth metropolitan area.

Forward Looking Statements

Certain information contained in the press release may include “forward-looking statements.” These forward-looking statements relate to the Company’s plans for raising capital, including the closing of the transaction described in the press release. Such statements also relate to the potential success of the Company’s future plans to strengthen its balance sheet. There can be no assurance that the Company will be able to achieve its goals, close on the transaction and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, (1) our ability to complete the previously announced transaction, (2) our ability to attract new deposits and loans; (3) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our Order to Cease and Desist entered into with the Office of Thrift Supervision; and (7) changes in accounting standards and interpretations. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Forward- Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended June 25, 2010 and other filings with the Securities and Exchange Commission.

###

Contact:	Ben Brooks, Corporate Communications
SWS Group, Inc. (214) 859-6351, bdbrooks@swst.com
or
Steve Frankel / James Golden
Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449